UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013

INFINERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Caspian Court

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 30, 2013, Infinera Corporation (the “Company”), issued $150 million aggregate principal amount of 1.75% Convertible Senior Notes due 2018 (the “Notes”), which includes the exercise in full of the overallotment option granted to the initial purchasers of the Notes (the “Initial Purchasers”), in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Interest on the Notes is payable semiannually in arrears on June 1 and December 1 of each year, beginning on December 1, 2013. The Notes will mature on June 1, 2018, unless earlier repurchased or converted. The Company may not redeem the Notes prior to maturity.

The net proceeds from the sale of the Notes, including net proceeds from the exercise in full by the Initial Purchasers of their option to purchase up to an additional $15 million in aggregate principal amount of the Notes, were approximately $144.3 million, after deducting the Initial Purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. The Company intends to use the net proceeds for general corporate purposes, including working capital and potential strategic projects.

Indenture

The Company issued the Notes pursuant to an indenture dated as of May 30, 2013 (the “Indenture”) by and between the Company and U.S. Bank National Association, as trustee.

The initial conversion rate is 79.4834 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $12.58 per share of common stock). The conversion rate is subject to adjustment upon the occurrence of certain specified events but will not be adjusted for any accrued and unpaid interest.

If the Company undergoes a “fundamental change” (as defined in the Indenture), holders may require the Company to repurchase for cash all or part of their Notes in principal amount of $1,000 or a multiple thereof at a purchase price equal to 100% of the principal amount of Notes to be repurchased plus accrued and unpaid interest. In addition, upon the occurrence of a “make-whole fundamental change” (as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change.

Prior to December 1, 2017, the Notes will be convertible only under the following circumstances: (1) during any fiscal quarter commencing after the fiscal quarter ended on September 28, 2013 (and only during such fiscal quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after December 1, 2017 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of its common stock, or a combination of cash and shares of its common stock, at the Company’s election.

The Notes are senior unsecured obligations of the Company and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; rank equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated; be effectively subordinated in right of payment to any of the Company’s secured indebtedness to the extent the value of the assets securing such indebtedness; and be structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s subsidiaries.

The following events are considered “events of default,” which may result in the acceleration of the maturity of the Notes:

(1) the Company defaults in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

(2) the Company defaults in the payment of principal of any Note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

(3) the Company fails to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for a period of five business days;

(4) the Company fails to give a fundamental change notice or notice of a specified corporate transaction, in each case when due;

(5) the Company fails to comply with its obligations under with respect to a consolidation, merger or sale of assets of the Company;

(6) the Company fails for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of its other agreements contained in the Notes or Indenture;

(7) a default by the Company or any of its “significant subsidiaries” (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $25 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such “significant subsidiary,” whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and such acceleration shall not have been rescinded or annulled or such failure to pay shall not have been cured or waived or such indebtedness shall not have been repaid, as the case may be, within 30 days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes; or

(8) certain events of bankruptcy, insolvency, or reorganization of the Company or any of its “significant subsidiaries.”

This description of the Indenture and the Notes is qualified in its entirety by reference to the text of the Indenture which is included as Exhibit 4.1 and the form of Note which is included as Exhibit 4.2, each of which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. As described in Item 1.01 above, the Notes were initially resold to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers.

The Notes and the underlying common stock of the Company issuable upon conversion of the Notes have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture between Infinera Corporation and U.S. Bank National Association, dated May 30, 2013.

4.2	Form of 1.75% Convertible Senior Note due 2018 (included in Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: May 30, 2013	By:	/s/ ITA M. BRENNAN
Ita M. Brennan
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture between Infinera Corporation and U.S. Bank National Association, dated May 30, 2013.

4.2	Form of 1.75% Convertible Senior Note due 2018 (included in Exhibit 4.1).